                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:  Norman Black, Public Relations
           404-828-7593
           Teresa Finley, Investor Relations
           404-828-7359


                             UPS EARNINGS CLIMB 22%
                             ON GLOBAL VOLUME GROWTH

             DAILY VOLUME UP BY 557,000 PACKAGES; REVENUE RISES 15%


         ATLANTA, July 21, 2005 - UPS (NYSE:UPS) today reported a robust 22.2% gain in diluted earnings per share for the second quarter of 2005, driven by double-digit export volume gains in every international region and an increase of 387,000 packages per day in the United States.

         For the three months ended June 30, earnings per diluted share were $0.88, up from the $0.72 reported in the prior year. Net income totaled $986 million compared to the $818 million reported for the period in 2004. Revenue of $10.19 billion increased 14.9% from the $8.87 billion reported last year, reflecting, in part, the acquisition of Menlo Worldwide Forwarding late last year.

         Consolidated average daily worldwide volume for the second quarter rose by 557,000 packages, or 4.1%, to 14.1 million. Worldwide average revenue per piece showed a strong 4.7% increase.

         "UPS is a company that's on the move," said Mike Eskew, UPS chairman and CEO. "Our U.S. domestic volume climbed well above our expectations. And the international segment's performance was outstanding with export volume growth exceeding 18%."

         Consolidated operating profit rose 18.2% to $1.55 billion compared to $1.31 billion for the prior-year period.

         Highlights by segment for the second quarter included:

         -        International package revenue increased 22.7% to $2 billion.
                  Operating profit climbed 41.3% to $397 million. Export volume grew an impressive 18.2%, led by Asia export volume gains of 39.5%. China again drove Asia with export volume rising 99%. Average revenue per piece increased 9.4%.


                                    - more -

2-2-2

         - U.S. domestic package revenue grew 5.7% during the period to $6.94 billion on 3.2% volume growth. Operating profit rose 13.2% to $1.12 billion and operating margin increased 110 basis points to 16.1%. Pricing remained firm with an increase in average revenue per piece of 2.4%.

         - Revenue for the supply chain solutions segment increased 84.9% to $1.25 billion primarily through the addition of Menlo Worldwide Forwarding. Profitability declined due to the expected costs of integrating the Menlo operation. However, the company expects $50-to-$100 million in synergies in 2006 and at least $200 million in 2007.

         The strong financial performance capped a quarter of service expansions, product and technology innovations and acquisition activity. On the international front, UPS became the first carrier to fly direct to Guangzhou, China; launched a new Europe-to-U.S. flight leg to improve next day service, and signed an agreement to construct a new air hub in Shanghai. Then as the quarter ended, UPS announced it was launching express package service within China.

         The company was equally active on the domestic front. UPS unveiled an important enhancement to its UPS Quantum View(SM) visibility tool, one that automatically notifies customers of all their inbound packages in the UPS system. UPS became the only carrier in the industry to accept ground authorized return packages at its 40,000 drop boxes, and announced a dramatic expansion of its early morning delivery territory.

         UPS also has been active in the acquisition arena. During the quarter, the company reached agreement to acquire the Overnite Corp. to provide LTL shipping options to customers. This transaction should close on Aug. 5.

         For the third quarter, Chief Financial Officer Scott Davis said UPS is projecting diluted earnings per share in a range of $0.81 to $0.87 compared to the adjusted $0.70 reported during the prior-year period. (The 2004 diluted earnings per share on a GAAP basis were $0.78.)

         The strength of the second quarter and prospects for the remainder of the year have prompted UPS to update the 2005 outlook toward the higher end of its previous guidance, Davis said. For the full 2005 year, UPS now expects an increase of 18-to-20% in earnings per diluted share compared to the adjusted $2.90 reported in 2004. (The 2004 diluted earnings per share on a GAAP basis were $2.93.)

         "Our U.S. business is strong and we see great opportunities internationally, so we believe 2005 will be an excellent year for the company," the CFO concluded.

                                    - more -

3-3-3

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #

EDITOR'S NOTE: UPS CFO Scott Davis will discuss second quarter results with investors and analysts during a conference call later today at 10:00 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

         We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan.

         For the quarters ended June 30, 2005 and 2004, our operating profit, net income and earnings per share did not exclude the impact of any transactions that were reflected in our financial statements prepared under generally accepted accounting principles. As previously reported for the quarter ended September 30, 2004, we presented net income and earnings per share excluding the impact of a credit to tax expense due to the resolution of various tax matters. As previously reported for the quarter ended December 31, 2004, we presented operating profit, net income and earnings per share excluding the impact of a charge to pension expense due to the consolidation of data collection systems, an impairment charge on Boeing 727, 747 and McDonnell Douglas DC-8 aircraft and tax credits resulting from several items. We believe it is useful to present operating profit, net income and earnings per share excluding the impact of these items because they are expected to have minimal implications on future financial performance.

         Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                           UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - SECOND QUARTER
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                             JUNE 30,                         CHANGE
                                                     --------------------------------------------------------
                                                        2005         2004              $                   %
                                                     --------------------------------------------------------
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:

  U.S. domestic package                              $  6,942   $      6,567    $        375             5.7%
  International package                                 1,997          1,627             370            22.7%
  Supply chain solutions                                1,252            677             575            84.9%
                                                     ---------------------------------------
  Total revenue                                        10,191          8,871           1,320            14.9%

Operating expenses:
  Compensation and benefits                             5,416          5,079             337             6.6%
  Other                                                 3,226          2,482             744            30.0%
                                                     ---------------------------------------
  Total operating expenses                              8,642          7,561           1,081            14.3%

Operating profit:
  U.S. domestic package                                 1,118            988             130            13.2%
  International package                                   397            281             116            41.3%
  Supply chain solutions                                   34             41              (7)          -17.1%
                                                     ---------------------------------------
  Total operating profit                                1,549          1,310             239            18.2%

Other income (expense):
  Investment income                                        38             14              24           171.4%
  Interest expense                                        (46)           (35)            (11)           31.4%
                                                     ---------------------------------------
  Total other income (expense)                             (8)           (21)             13           -61.9%
                                                     ---------------------------------------
Income before income taxes                              1,541          1,289             252            19.6%

Income taxes                                              555            471              84            17.8%
                                                     ---------------------------------------
Net income                                           $    986   $        818    $        168            20.5%
                                                     =======================================

Net income as a percentage of revenue                     9.7%           9.2%

Per share amounts
  Basic earnings per share                           $   0.88   $       0.73    $       0.15            20.5%
  Diluted earnings per share                         $   0.88   $       0.72    $       0.16            22.2%

Weighted average shares outstanding
   Basic
                                                        1,116          1,128
   Diluted
                                                        1,119          1,137

Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - SECOND QUARTER
                                  (UNAUDITED)



                                                  THREE MONTHS ENDED
                                                        JUNE 30,                CHANGE
                                                 ---------------------------------------------
                                                    2005     2004            $            %
                                                 ---------------------------------------------
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                  $ 1,560     $ 1,502     $    58         3.9%
   Deferred                                          767         743          24         3.2%
   Ground                                          4,615       4,322         293         6.8%
                                                 -------------------------------
      Total U.S. domestic package                  6,942       6,567         375         5.7%
International package:
   Domestic                                          381         318          63        19.8%
   Export                                          1,492       1,197         295        24.6%
   Cargo                                             124         112          12        10.7%
                                                 -------------------------------
      Total International package                  1,997       1,627         370        22.7%
Supply chain solutions:
    Freight services and logistics                 1,134         568         566        99.6%
    Other                                            118         109           9         8.3%
                                                 -------------------------------
       Total Supply chain solutions                1,252         677         575        84.9%
                                                 -------------------------------
Consolidated                                     $10,191     $ 8,871     $ 1,320        14.9%
                                                 ===============================

Memo: Gross revenue
    Freight services and logistics               $ 1,908     $ 1,172     $   736        62.8%

Consolidated volume (in millions)                    904         869          35         4.1%

Operating weekdays                                    64          64

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                    1,190       1,181           9         0.8%
   Deferred                                          870         832          38         4.6%
   Ground                                         10,592      10,252         340         3.3%
                                                 -------------------------------
      Total U.S. domestic package                 12,652      12,265         387         3.2%
International package:
   Domestic                                          859         784          75         9.6%
   Export                                            616         521          95        18.2%
                                                 -------------------------------
      Total International package                  1,475       1,305         170        13.0%
                                                 -------------------------------
Consolidated                                      14,127      13,570         557         4.1%
                                                 ===============================

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                  $ 20.48     $ 19.87     $  0.61         3.1%
   Deferred                                        13.78       13.95       (0.17)       -1.2%
   Ground                                           6.81        6.59        0.22         3.3%
      Total U.S. domestic package                   8.57        8.37        0.20         2.4%
International package:
   Domestic                                         6.93        6.34        0.59         9.3%
   Export                                          37.84       35.90        1.94         5.4%
      Total International package                  19.84       18.14        1.70         9.4%
Consolidated                                     $  9.75     $  9.31     $  0.44         4.7%
                                                 ===============================


Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - YEAR-TO-DATE
                                  (UNAUDITED)



                                                   SIX MONTHS ENDED
                                                        JUNE 30,                CHANGE
                                                 ---------------------------------------------
                                                    2005     2004            $            %
                                                 ---------------------------------------------
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                          $13,753     $13,192     $   561         4.3%
  International package                            3,839       3,257         582        17.9%
  Supply chain solutions                           2,485       1,341       1,144        85.3%
                                                 -------------------------------
  Total revenue                                   20,077      17,790       2,287        12.9%

Operating expenses:
  Compensation and benefits                       10,836      10,247         589         5.7%
  Other                                            6,307       5,016       1,291        25.7%
                                                 -------------------------------
  Total operating expenses                        17,143      15,263       1,880        12.3%

Operating profit:
  U.S. domestic package                            2,146       1,900         246        12.9%
  International package                              745         558         187        33.5%
  Supply chain solutions                              43          69         (26)      -37.7%
                                                 -------------------------------
  Total operating profit                           2,934       2,527         407        16.1%

Other income (expense):
  Investment income                                   68          31          37       119.4%
  Interest expense                                   (83)        (74)         (9)       12.2%
                                                 -------------------------------
  Total other income (expense)                       (15)        (43)         28       -65.1%
                                                 -------------------------------
Income before income taxes                         2,919       2,484         435        17.5%

Income taxes                                       1,051         907         144        15.9%
                                                 -------------------------------
Net income                                       $ 1,868     $ 1,577     $   291        18.5%
                                                 ===============================

Net income as a percentage of revenue                9.3%        8.9%

Per share amounts
  Basic earnings per share                       $  1.67     $  1.40     $  0.27        19.3%
  Diluted earnings per share                     $  1.66     $  1.39     $  0.27        19.4%

Weighted average shares outstanding
   Basic                                           1,120       1,129
   Diluted                                         1,123       1,138


Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                     SELECTED OPERATING DATA - YEAR-TO-DATE
                                  (UNAUDITED)


                                                   SIX MONTHS ENDED
                                                        JUNE 30,                CHANGE
                                                 ---------------------------------------------
                                                    2005     2004            $            %
                                                 ---------------------------------------------
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                  $ 3,060     $ 2,983     $    77       2.6%
   Deferred                                        1,531       1,515          16       1.1%
   Ground                                          9,162       8,694         468       5.4%
                                                 -------------------------------
      Total U.S. domestic package                 13,753      13,192         561       4.3%
International package:
   Domestic                                          739         654          85      13.0%
   Export                                          2,858       2,389         469      19.6%
   Cargo                                             242         214          28      13.1%
                                                 -------------------------------
      Total International package                  3,839       3,257         582      17.9%
Supply chain solutions:
    Freight services and logistics                 2,258       1,131       1,127      99.6%
    Other                                            227         210          17       8.1%
                                                 -------------------------------
       Total Supply chain solutions                2,485       1,341       1,144      85.3%
                                                 -------------------------------
Consolidated                                     $20,077     $17,790     $ 2,287      12.9%
                                                 ===============================

Memo: Gross revenue
    Freight services and logistics               $ 3,768     $ 2,299     $ 1,469      63.9%

Consolidated volume (in millions)                  1,789       1,751          38       2.2%

Operating weekdays                                   128         128

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                    1,168       1,175          (7)     -0.6%
   Deferred                                          865         863           2       0.2%
   Ground                                         10,528      10,322         206       2.0%
                                                 -------------------------------
      Total U.S. domestic package                 12,561      12,360         201       1.6%
International package:
   Domestic                                          823         797          26       3.3%
   Export                                            590         519          71      13.7%
                                                 -------------------------------
      Total International package                  1,413       1,316          97       7.4%
                                                 -------------------------------
Consolidated                                      13,974      13,676         298       2.2%
                                                 ===============================

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                  $ 20.47     $ 19.83     $  0.64       3.2%
   Deferred                                        13.83       13.71        0.12       0.9%
   Ground                                           6.80        6.58        0.22       3.3%
      Total U.S. domestic package                   8.55        8.34        0.21       2.5%
International package:
   Domestic                                         7.02        6.41        0.61       9.5%
   Export                                          37.84       35.96        1.88       5.2%
      Total International package                  19.89       18.06        1.83      10.1%
Consolidated                                     $  9.70     $  9.27     $  0.43       4.6%
                                                 ===============================


Certain prior year amounts have been reclassified to conform to the current year presentation.